Exhibit 99.1

Corgenix Medical Corporation

Annual Shareholder Meeting

December 16, 2008

PowerPoint Presentation

Slide 1 — Title Slide

Annual Meeting of the Shareholders
December 15, 2009

Slide 2 — Agenda

•                  Review of Corporate Goals

•                  Revenue Strategies

•                  Review of Fiscal Year 2009

•                  Financials

•                  Key Events, Achievements and Disappointments

•                  Fiscal Year 2010 Goals

•                  Review of Fiscal Year 2010 Year-to-Date Results

•                  Plan for 2011-2012

Slide 3 — Corporate Goals

•                  Financial Strength

•                  Consistent Growth in Revenues and Profitability

•                  Continued Improvement in Shareholder Liquidity

•                  Product Quality

Slide 4 - Revenue Strategies

•                  Base business Products

•                  Anti-phospholipids

•                  Vascular Diseases

•                  Hyaluronic Acid

•                  Autoimmune

•                  Growth Opportunity Products

•                  AspirinWorks

•                  AtherOx

•                  Viruses and Bio-defense

•                  Contract development and manufacturing

Slide 5 — Strategic Alliances

•                  (logos of strategic alliance companies)

Slide 6 - FY 2009 and FY 2010 YTD Summary Statements of Operations

	FY 2010	FY 2009	FY 2010	FY 2009
	3-mo	3-mo
	ended	ended	FY ended	FY ended
	9/30/09	9/30/08	6/30/09	6/30/08
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Sales	$2,045	$2,002	$8,063	$8,366
Gross Profit	$1,116	$1,107	$4,482	$4,337
Operating Expenses	$1,031	$1,201	$4,831	$4,939
Operating Income (Loss)	$84	$(94)	$(349)	$(602)
Net Loss	$(7)	$(341)	$(1,571)	$(2,112)

Slide 7 - FY 2009 and FY 2010 YTD Summary Balance Sheets

	At September 30, 2009	At June 30, 2009	At June 30, 2008
	(Unaudited)	(Audited)	(Audited)
Cash	$982	$785	$1,520
Working Capital	$2,195	$2,013	$2,889
Long Term Debt	$753	$744	$1,276
Stockholder’s Equity	$3,152	$3,113	$4,153

Slide 8 — FY 2009 — Key Events of the Year

•                  July 2008

•                  Announcement of expansion of Hemorrhagic Fever Virus program

•                  Established AspirinWorks collaboration with SpectraCell Laboratories, a major clinical testing lab focusing on cardiovascular testing

•                  August 2008

•                  Established collaboration with BG Medicine to study role of AtherOx technology products in cardiac risk assessment

•                  September 2008

•                  Third U.S. patent issued for AtherOx technology

•                  October 2008

•                  CHARISMA study published — prospective study confirms elevated levels of 11dhTxB2 indicate increased risk of heart attack, stroke and cardiac death

Slide 9 — FY 2009 Key Events of the Year

•                  January 2009

•                  Announced two additional AtherOx patents (one in the U.S. and one in the EU), bringing the total number of AtherOx patents issued to five (5)

•                  Announced a new collaboration with Battelle for bio-defense related products

•                  March 2009

•                  Publication of POLYCAP study which included AspirinWorks

•                  Initial phase of debt restructure

•                  May 2009

•                  Announcement of second major NIH grant to study Lassa fever

Slide 10 — FY 2009 Accomplishments

•                  Improvement in Cost of Goods Sold

•                  2.2% reduction in Operating Expenses

•                  Operating loss decreased 42%

•                  Interest expense decreased 15.8%

•                  Net loss decreased  25.7%

•                  EBITDA increased almost 400% to $404,000

•                  Strengthened our patent position

•                  Major advancement in several important strategic programs

•                  Expanded US and international distribution network

Slide 11 — FY 2009 Disappointments

•                  Revenue declined 3.6% over prior year

•                  Reduction in operating expenses, given level of sales, still insufficient to achieve profitability

•                  Reduction in sales to one contract manufacturing customer impacted revenues in first half of FY 2009

•                  AspirinWorks business growing but slower than original expectations

Slide 12 — FY 2010 Goals

•                  Return to positive revenue growth

•                  Continued improvement in operating income, EBITDA, and overall financial strength

•                  Keep operating expenses under control

•                  Build foundation of market for AspirinWorks and generate meaningful revenue

•                  Advance science of AtherOx and prepare for next FDA 510(k) filing

•                  Continue progress of viral program and launch first products

•                  Enhance contract manufacturing business with new strategic alliances

Slide 13 — FY 2010 YTD Key Events of the Year

•                  July 2009

•                  American Medical Association (AMA) establishes new CPT code for reimbursement of AspirinWorks

•                  October 2009

•                  Announced securing $1.75 million asset based credit facility to further restructure debt

•                  December 2009

•                  Fully retired convertible debt from 2005 and 2006 financings

•                  Announced new contract manufacturing agreement with BG Medicine

Slide 14 - FY 2010 YTD Accomplishments

•                  On pace for a record sales year

•                  Expenses under control

•                  New CPT code for AspirinWorks

•                  Had a solid first quarter

•                  Revenue grew 2.2% over prior year

•                  14% reduction in Operating Expenses

•                  73% reduction in interest expense

•                  Doubling of EBITDA to $181,000

•                  Further restructured debt

Slide 15 — FY 2010 YTD Disappointments

•                  Ramp up of AspirinWorks revenue still lagging behind original projections

•                  The medical products industry as a whole has not fully recovered from the difficult economy although we are seeing improvement

Slide 16 — Plan for FY 2011 and FY 2012

•                  Return to double digit revenue growth via accelerated growth from new products

•                  Accelerate new product clearances from the FDA

•                  Expand contract manufacturing business

•                  Achieve positive and continuously improving operating income and EBITDA

•                  Enhance shareholder value

•                  Build on strategic partnerships

•                  Maintain superior quality system to ensure full regulatory compliance

•                  Expand delivery technology capabilities